Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

RadiSys Corporation:

We consent to the incorporation by reference in the registration statement No. 333-49092 and 333-146977 on Form S-3 and registration statement No. 333-80577, 333-00514, 333-46473, 333-137060, 333-80087, 333-80089, 333-85093, 333-38966, 333-38988, 333-50582, 333-50584, 333-68362, 333-106670, 333-111520, 333-116570, 333-126189, 333-142968 and 333-142969 on Form S-8 of RadiSys Corporation of our reports dated March 6, 2009, with respect to the consolidated balance sheets of RadiSys Corporation as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of RadiSys Corporation.

/s/    KPMG LLP

Portland, Oregon

March 6, 2009